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                                                                      Exhibit 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of August 31, 2002 and for the three-month and nine-month periods ended August 31, 2002 and 2001, as indicated in our report dated October 14, 2002, except for
Note 11, as to which the date is November 1, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q/A for the quarter ended August 31, 2002, is incorporated by reference in the following Registration Statements:

    Filed on Form S-3:
          Registration Statement No. 33-57202
          Registration Statement No. 33-60734
          Registration Statement No. 33-89748
          Registration Statement No. 33-92172
          Registration Statement No. 333-07947
          Registration Statement No. 333-22409
          Registration Statement No. 333-27881
          Registration Statement No. 333-27893
          Registration Statement No. 333-27919
          Registration Statement No. 333-46403
          Registration Statement No. 333-46935
          Registration Statement No. 333-76111
          Registration Statement No. 333-75289
          Registration Statement No. 333-34392
          Registration Statement No. 333-47576
          Registration Statement No. 333-83616

    Filed on Form S-4:
          Registration Statement No. 333-25003

    Filed on Form S-8:
          Registration Statement No. 33-62374
          Registration Statement No. 33-63024
          Registration Statement No. 33-63026
          Registration Statement No. 33-78038
          Registration Statement No. 33-79516
          Registration Statement No. 33-82240
          Registration Statement No. 33-82242
          Registration Statement No. 33-82244
          Registration Statement No. 333-04212
          Registration Statement No. 333-28141
          Registration Statement No. 333-25003
          Registration Statement No. 333-28263
          Registration Statement No. 333-62869
          Registration Statement No. 333-78081
          Registration Statement No. 333-95303
          Registration Statement No. 333-55972
          Registration Statement No. 333-85148
          Registration Statement No. 333-85150

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ Deloitte & Touche LLP
New York, New York
November 1, 2002